UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2022

SUTRO BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38662	47-0926186
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Oyster Point Blvd,

South San Francisco, California, 94080

(Address of principal executive offices) (Zip Code)

(650) 881-6500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	STRO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 19, 2022, Sutro Biopharma, Inc. (the “Company”) entered into a letter agreement (the “Agreement”) with Vaxcyte, Inc. (“Vaxcyte”) under which the Company granted to Vaxcyte (i) authorization to enter into an agreement with an independent alternate contract manufacturing organization (“CMO”) to source cell-free extract solely for the products it licensed from the Company, allowing Vaxcyte to have direct oversight over financial and operational aspects of the relationship with the CMO, and (ii) a right, but not an obligation, to obtain certain exclusive rights to internally manufacture and/or source extract from certain CMOs and the right to independently develop and make improvements to extract for use in connection with the exploitation of certain vaccine compositions (the “Option”). The Option is exercisable for five years following the effective date of the Agreement (the “Option Period”), subject to potential acceleration in the event of a change of control of Vaxcyte.

Pursuant to the Agreement, Vaxcyte will make an upfront payment of $22.5 million to the Company, of which $7.5 million will be paid in shares of Vaxcyte’s common stock and the remaining $15.0 million will be paid in cash. In the event that Vaxcyte elects to exercise the Option, Vaxcyte would pay the Company $75.0 million in cash in two installments, and upon the occurrence of certain regulatory milestones, certain additional milestone payments totaling up to $60.0 million in cash. In the event that Vaxcyte undergoes a change of control, and subsequently exercises the option, a substantial majority of the milestone payments are accelerated.

The Agreement contains customary provisions for termination, including by either party upon mutual written agreement, upon written notice by Vaxcyte that it has elected not to exercise the Option, upon expiration of the Option Period if the Option has not been exercised by then, upon execution by both parties or release from escrow of a definitive agreement following option exercise, and by the Company upon 15 business days’ written notice to Vaxcyte for cause.

The economic terms of the existing agreements between the Company and Vaxcyte will not change upon the effectiveness of the Agreement.

The foregoing description of the terms of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Agreement, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sutro Biopharma, Inc.

Date: December 20, 2022	By:	/s/ Edward Albini
Edward Albini
Chief Financial Officer